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                             ARTICLES OF AMENDMENT
                         UNITED STATES PROPERTIES, INC.



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Microfilm Number: ________

              Filed with the Department of State on: AUG 23 1996
                                                     -----------
Entity Number: 2697327                          /s/ Yvette Kandis
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                                           Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF

                         UNITED STATES PROPERTIES, INC.

     Pursuant to the provisions of 15 Pa.C.S. Section 1915 (relating to Articles of Amendment) the undersigned business corporation, desiring to amend its Articles, hereby states that:

        1. The name of the corporation is:
                      UNITED STATES PROPERTIES, INC.

        2. The address of this corporation's current registered office in this Commonwealth (the Department is hereby authorized to correct the following information to conform to the records of the Department):
                                    1 Montage Mountain Road, Moosic, PA 18507

        3. The statute by or under which it is incorporated is:
            15 Pa.C.S. Section 1308

        4. The date of its incorporation is May 28, 1996.

        5. The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

        6. The amendment was adopted by the shareholders pursuant to 15 Pa.C.S.
Section 1914(c).

        7. The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

        8.  The amendment restates the Articles of Incorporation and

                                       1

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supersedes the original Articles and all amendments thereto.

        IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 21st day of August 1996.

                                                  UNITED STATES PROPERTIES, INC.


                                              By: /s/ JEFFREY R. PIRHALLA
                                                  ------------------------------
                                                  JEFFREY R. PIRHALLA, President